CASE NAME:                                                ACCRUAL BASIS


CASE:                                                     2/13/95


JUDGE:





                         UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS
                            MONTHLY OPERATING REPORTS
                           MONTH ENDING: MAY 31, 2002



IN ACCORDANCE WITH TITLE 28, SECTION 1746, OF THE UNITED STATES CODE, I DECLARE UNDER PENALTY OF PERJURY I HAVE EXAMINED THE FOLLOWING MONTHLY OPERATING REPORT (ACCURAL BASIS-1THROUGH ACCURAL BASIS-7) AND THE ACCOMPANYING ATTACHMENTS AND, TO THE BEST OF MY KNOWLEDGE, THESE DOCUMENTS ARE TRUE, CORRECT AND COMPLETE. DECLARATION OF THE PREPARER (OTHER THAN RESPONSIBLE PARTY): IS BASED ON ALL INFORMATION OF WHICH PREPARER HAS ANY KNOWLEDGE.


RESPONSIBLE PARTY:

                                             Chief Financial Officer
---------------------------------------      -----------------------------------
ORIGINAL SIGNATURE OF RESPONSIBLE PARTY      TITLE


James C. Williams                            June 19, 2002
---------------------------------------      -----------------------------------
PRINTED NAME OF RESPONSIBLE PARTY            DATE


PREPARER:

                                             Chief Fianacial Officer
---------------------------------------      -----------------------------------
ORIGINAL SIGNATURE OF PREPARER               TITLE


James C. Williams                            June 19, 2002
---------------------------------------      -----------------------------------
PRINTED NAME OF PREPARER                     DATE

CASE NAME:  Alford Refrigerated Warehouses, Inc.                 ACCRUAL BASIS-1
            -----------------------------------

CASE NUMBER: 01-39776-BJH-11
            -----------------------------------


COMPARATIVE BALANCE SHEET

ASSETS                                 SCHEDULE                MONTH               MONTH                 MONTH
                                       AMOUNT
                                                               Apr. 2002           May 2002
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------

1. UNRESTRICTED CASH                                           397,191             441,962
2. RESTRICTED CASH
3. TOTAL CASH                                                  397,191             441,962
4. ACCOUNTS RECEIVABLE, NET                                    483,871             405,586
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
5. INVENTORY
6. NOTES RECEIVABLE
7. PREPAID EXPENSES                                            354,389             313,233
8. OTHER (ATTACH LIST)
9. TOTAL CURRENT ASSETS                                        1,235,451           1,160,781
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
10. PROPERTY, PLANT, & EQUIPMENT                               7,570,735           7,570,735
11. LESS:ACCUMULATED                                           3,099,517           3,139,453
DEPRECIATION/DEPLETION
12. NET PROPERTY, PLANT & EQUIPMENT                            4,471,218           4,431,282
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
13. DUE FROM INSIDERS                                          (541,669)           (696,336)
14. OTHER ASSETS - NET OF                                      253,979             251,190
15. OTHER (ATTACH LIST)                                        126,276             175,996
16. TOTAL ASSETS                                               5,545,255           5,322,913
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
POST PETITION LIABILITIES
17. ACCOUNTS PAYABLE                                           413,436             490,282
18. TAXES PAYABLE                                              150,307             172,607
19. NOTES PAYABLE                                              225,305             196,859
20. PROFESSIONAL FEES
21. SECURED DEBT
22. OTHER (ATTACH LIST)                                        650                 688
23. TOTAL POSTPETITION LIABILITIES                             789,698             860,436
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
PREPETITION LIABILITIES
24. SECURED DEBT                                               4,709,055           4,692,772
25. PRIORITY DEBT                                              60,090              60,090
26. UNSECURED DEBT                                             3,087,862           3,087,862
27. OTHER (ATTACH LIST)                                        849,441             849,441
28. TOTAL PREPETITION LIABILITIES                              8,706,448           8,690,165
29. TOTAL LIABILITIES                                          9,496,146           9,550,601
EQUITY
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
30. PREPETITION OWNER'S EQUITY                                 (2,726,032)         (2,726,032)
31. POSTPETITION CUMULATIVE PROFIT OR                          (1,224,859)         (1,501,656)
(LOSS)
32. DIRECT CHARGES TO EQUITY
33. TOTAL EQUITY                                               (3,950,891)         (4,227,688)
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
34. TOTAL LIABILITIES & OWNERS' EQUITY                         5,545,255           5,322,913


Case Name: Alford Refrigerated Warehouses, Inc.                            MOR-1

Case No: 01-39776-BJH-11


                                                     April '02         May '02
14. Capitalized Professional Fees                    $ 253,979       $ 251,190
      net of Amortization


15. Investment in Subsidiaries                       $      10       $      10

      Deposits                                         126,266         175,986
                                                     ---------       ---------
                                                     $ 126,276       $ 175,996



22. Deferred Revenue                                 $     650       $     688



27. Deferred Income Taxes                            $   697,039     $ 697,039

      Deferred Revenue                                   152,402       152,402
                                                     ------------    ---------
                                                     $   849,441     $ 849,441

CASE NAME:  Alford Refrigerated Warehouses, Inc.                 ACCRUAL BASIS-2
            ------------------------------------

CASE NUMBER: 01-39776-BJH-11


INCOME STATEMENT
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
REVENUES                                    MONTH                  MONTH               MONTH                    QUARTER
                                                                                                                TOTAL
                                            April, 2002            May, 2002

1. GROSS REVENUES                           360,783                402,376                                      763,159
2. LESS: RETURNS & DISCOUNTS
3. NET REVENUE                              360,783                402,376                                      763,159
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
COSTS OF GOODS SOLD
4. MATERIAL
5. DIRECT LABOR
6. DIRECT OVERHEAD
7. TOTAL COST OF GOODS SOLD
8. GROSS PROFIT                             360,783                402,376                                      763,159
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
OPERATING EXPENSES
9. OFFICER / INSIDER COMPENSATION           17,588                 18,580                                       36,168
10. SELLING & MARKETING
11. GENERAL & ADMINISTRATIVE                356,392                445,280                                      801,672
12. RENT & LEASE                            154,667                154,667                                      309,334
13. OTHER (ATTACH LIST)
14. TOTAL OPERATING EXPENSES                528,647                618,527                                      1,147,174
15. INCOME BEFORE NON-OPERATING             (167,864)              (216,151)                                    (384,015)
      INCOME & EXPENSE
OTHER INCOME & EXPENSE
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
16. NON-OPERATING INCOME (ATTACH LIST)
17. NON-OPERATING EXPENSE (ATTACH LIST)
18. INTEREST EXPENSE                        17,835                 16,671                                       34,506
19. DEPRECIATION / DEPLETION                39,970                 39,936                                       79,906
20. AMORITIZATION                           2,789                  2,789                                        5,578
21. OTHER (ATTACH LIST)
22. NET OTHER INCOME & EXPENSES             60,594                 59,396                                       119,990
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
REORGANIZATION EXPENSES
23. PROFESSIONAL FEES
24. U.S. TRUSTEE FEES                       4,500                  1,250                                        5,750
25. OTHER (ATTACH LIST)
26. TOTAL REORGANIZATION EXPENSES           4,500                  1,250                                        5,750
27. INCOME TAX
28. NET PROFIT (LOSS)                       (232,958)              (276,797)                                    (509,755)



CASE NAME:  Alford Refrigerated Warehouses, Inc.                 ACCRUAL BASIS-3
            ------------------------------------

CASE NUMBER: 01-39776-BJH-11


CASH RECEIPTS AND                           MONTH                  MONTH               MONTH                    QUARTER
DISBURSEMENTS                                                                                                   TOTAL
                                            April, 2002            May, 2002

1. CASH - BEGINNING OF MONTH                288,711                397,191                                      288,711
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
RECEIPTS FROM OPERATORS
2. CASH SALES                               3,593                  2,717                                        6,310
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
COLLECTIONS OF ACCOUNTS RECEIVABLE
3. PREPETITION                              6,778                  11,167                                       17,945
4. POSTPETITION                             406,760                466,902                                      873,662
5. TOTAL OPERATING RECEIPTS                 417,131                480,786                                      897,917
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
NON-OPERATING RECEIPTS
6. LOANS & ADVANCES (ATTACH LIST)
7. SALE OF ASSETS
8. OTHER (ATTACH LIST)
9. TOTAL NON-OPERATING RECEIPTS
10. TOTAL RECEIPTS                          417,131                480,786                                      897,917
11. TOTAL CASH AVAILABLE                    705,842                                                             1,186,628
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
OPERATING DISBURSEMENTS
12. NET PAYROLL                             88,982                 113,829                                      202,811
13. PAYROLL TAXES PAID                      48,184                 38,819                                       87,003
14. SALES, USE & OTHER TAXES PAID
15. SECURED / RENTAL / LEASE                                       62,978                                       62,978
16. UTILITIES                               39,235                 79,976                                       119,211
17. INSURANCE                               70,892                 47,555                                       118,447
18. INVENTORY PURCHASES
19. VEHICLE EXPENSES
20. TRAVEL                                  190                    165                                          355
21. ENTERTAINMENT
22. REPAIRS & MAINTENANCE                   34,072                 45,111                                       79,183
23. SUPPLIES                                1,783                  8,827                                        10,610
24. ADVERTISING
25. OTHER (ATTACH LIST)                     25,313                 33,005                                       58,318
26. TOTAL OPERATING DISBURSEMENTS           308,651                430,265                                      738,916
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
REORGANIZATION EXPENSES
27. PROFESSIONAL FEES
28. U.S. TRUSTEE FEES                                              5,750                                        5,750
29. OTHER (ATTACH LIST)
30. TOTAL REORGANIZATION EXPENSES                                  5,750                                        5,750
31. TOTAL DISBURSEMENTS                     308,651                436,015                                      744,666
32. NET CASH FLOW                           397,191                441,962                                      441,962
33. CASH - END OF MONTH                     397,191                441,962                                      441,962



Case Name: Alford Refrigerated Warehouses, Inc.                            MOR-3

Case No: 01-39776-BJH-11

                                                     Apr. 02           May 02
25. Bank Charges                                   $     204         $     256

      Licenses & Fees                                     53                75

      Employee withholdings for Child Support,
      Irs Levy, 401(K), Credit Union,
      Medical Premiums                                25,056            32,674
                                                   ----------        ---------
                                                   $  25,313         $  33,005

CASE NAME:  Alford Refrigerated Warehouses, Inc.                 ACCRUAL BASIS-4
            ------------------------------------

CASE NUMBER: 01-39776-BJH-11


ACCOUNTS RECEIVABLE AGING                   SCHEDULE               MONTH               MONTH                    MONTH
                                            AMOUNT
                                                                   April, 2002         May, 2002

1. 0 - 30                                                          284,329             241,627
2. 31 - 60                                                         34,837              38,137
3. 61 - 90                                                         18,090              4,368
4. 91 +                                                            56,923              31,762
5. TOTAL ACCOUNTS RECEIVABLE                                       394,179             315,894
6. AMOUNT CONSIDERED UNCOLLECTABLE
7. ACCOUNTS RECEIVABLE,  NET                                       394,179             315,894



AGING OF POSTPETITION TAXES AND PAYABLES                                             MONTH: May, 2002
                                                                                           ----------

TAXES PAYABLE                               0 - 30 DAYS        31 - 60 DAYS           61 - 90 DAYS         91+            TOTAL
                                                                                                           DAYS

1. FEDERAL                                                                                                 31,470         31,470
2. STATE
3. LOCAL                                    22,300             22,300                22,300                74,237         141,137
4. OTHER (ATTACH LIST)
5. TOTAL TAXES PAYABLE                      22,300             22,300                22,300                105,707        172,607

6. ACCOUNTS PAYABLE                         43,828             817                   1,171                 7,990          53,806



STATUS OF POSTPETITION TAXES                                              MONTH: May, 2002
                                                                                ----------

FEDERAL                                       *BEGINNING TAX              AMOUNT WITHHELD AND OR           AMOUNT         ENDING TAX
                                              LIABILITY                   ACCRUED                          PAID           LIABILITY

1. WITHHOLDING**
2. FICA - EMPLOYEE**
3. FICA- EMPLOYER**
4. UNEMPLOYMENT
5. INCOME                                     31,470                                                                      31,470
6. OTHER (ATTACH LIST)
7. TOTAL FEDERAL TAXES                        31,470                                                                      31,470
------------------------------------------    --------------------------- -------------------------------- -------------  ----------
STATE AND LOCAL
8. WITHHOLDING
9. SALES
10. EXCISE
11. UNEMPLOYMENT
12. REAL PROPERTY                             118,837                     22,300                                          141,137
13. PERSONAL PROPERTY
14. OTHER (ATTACH LIST)
15. TOTAL STATE AND LOCAL                     118,837                     22,300                                          141,137
------------------------------------------    --------------------------- -------------------------------- -------------  ----------
16. TOTAL TAXES                               150,307                     22,300                                          172,607


* The beginning tax liability should represent the liability from the prior month or, if this is the first operating report, this amount should be zero

** Attach photocopies of IRS Form 6123 or your FTD coupon and payment receipt to verify payment or deposit.

CASE NAME: Alford Refrigerated Warehouses, Inc.               ACCRUAL BASIS-5
           ------------------------------------

CASE NUMBER: 01-39776-BJH-11                                  MONTH: May, 2002
            -----------------------------------                     ------------

The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.



BANK RECONCILIATIONS                                     Account #1       Account #2     Account #3
                                                         ---------------  -------------  -------------

A. BANK                                                  Comerica         Comerica        Comerica
B. ACCOUNT NUMBER                                        1880803067       1880803091      1880803026          Total
C. PURPOSE (TYPE)                                        DIP              Cash            DIP
                                                                          Collateral
1. BALANCE PER BANK STATEMENT                            107,719          59,369          41,911
2. ADD: TOTAL DEPOSITS NOT CREDITED
3. SUBTRACT: OUTSTANDING CHECKS                          50,225           19,088
4. OTHER RECONCILING ITEMS
5. MONTH END BALANCE PER ITEMS                           57,494           40,281          41,911
6. NUMBER OF LAST CHECK WRITTEN                          40298            60204           1033



INVESTMENT ACCOUNTS                                      Account #1       Account #2         Account #3
                                                         ---------------  -------------      ----------------
BANK, ACCOUNT NAME & NUMBER                              DATE OF          TYPE OF            PURCHASE          CURRENT
                                                         PURCHASE         INSTRUMENT         PRICE             VALUE

7. ACCOUNT NUMBER
8. PURPOSE (TYPE):
9. BALANCE PER BANK STATEMENT
10. ADD: TOTAL DEPOSITS NOT CREDITED
11. TOTAL INVESTMENTS



CASH
12. CURRENCY ON HAND

13. TOTAL CASH - END OF MONTH



CASE NAME: Alford Refrigerated Warehouses, Inc.                 ACCRUAL BASIS-5
           ------------------------------------

CASE NUMBER: 01-39776-BJH-11                                    MONTH: May, 2002
            -----------------------------------                       ----------

The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.



BANK RECONCILIATIONS                                     Account #4       Account #5       Account #6
                                                         ---------------  -------------    -------------

A. BANK                                                  Comerica         Comerica
B. ACCOUNT NUMBER                                        1880803075       1880803083                          Total
C. PURPOSE (TYPE)                                        GE Cash Coll.    FWCS Cash
1. BALANCE PER BANK STATEMENT                            295,354          6,048                               510,401
2. ADD: TOTAL DEPOSITS NOT CREDITED
3. SUBTRACT: OUTSTANDING CHECKS                          1,694                                                71,007
4. OTHER RECONCILING ITEMS
5. MONTH END BALANCE PER ITEMS                           293,660          6,048                               439,394
6. NUMBER OF LAST CHECK WRITTEN                          1065             30000



INVESTMENT ACCOUNTS                                      Account #4       Account #5         Account #6
                                                         ---------------  ---------------    -------------
BANK, ACCOUNT NAME & NUMBER                              DATE OF          TYPE OF            PURCHASE          CURRENT
                                                         PURCHASE         INSTRUMENT         PRICE             VALUE

7. ACCOUNT NUMBER
8. PURPOSE (TYPE):
9. BALANCE PER BANK STATEMENT
10. ADD: TOTAL DEPOSITS NOT CREDITED
11. TOTAL INVESTMENTS



CASH
12. CURRENCY ON HAND                                                                                            2,568

13. TOTAL CASH - END OF MONTH                                                                                   441,962


CASE NAME: Alford Refrigerated Warehouses, Inc.                 ACCRUAL BASIS-6
           ------------------------------------

CASE NUMBER: 01-39776-BJH-11                                    MONTH: May, 2002
            -----------------------------------                       ----------

PAYMENTS TO INSIDERS AND PROFESSIONALS

OF THE TOTAL DISBURSEMENTS SHOWN FOR THE MONTH, LIST THE AMOUNT PAID TO INSIDERS (AS DEFINED IN SECTION 101 (31) (A)-(F) OF THE U.S. BANKRUPTCY CODE) AND TO PROFESSIONALS. ALSO, FOR PAYMENTS TO INSIDERS, IDENTIFY THE TYPE OF COMPENSATION PAID (e.g. SALARY, BONUS, COMMISSIONS, INSURANCE, HOUSING ALLOWANCE, TRAVEL, CAR ALLOWANCE ETC). ATTACH ADDITIONAL SHEETS IF NECESSARY.


                                                                INSIDERS

NAME                               TYPE OF PAYMENT                   AMOUNT PAID                        TOTAL PAID TO DATE

1.J.C. Williams                    Salary                            10,124                             62,841
2.K.R. McGinnis                    Salary                            8,456                              51,549
3.J.Y. Robichaud                   Salary                            0                                  26,000
4.
5.
6. TOTAL PAYMENTS TO INSIDERS                                        18,580                             140,390


                                                     PROFESSIONALS

NAME                                   DATE OF COURT                     AMOUNT             AMOUNT         TOTAL          TOTAL
                                       ORDER AUTHORIZING                 APPROVED           PAID           PAID TO        INCURRED
                                       PAYMENT                                                             DATE           & UNPAID*

1.
2.
3.
4.
5.
6. TOTAL PAYMENTS TO PROFESSIONALS                                       0                  0              0              0


* INCLUDE ALL FEES INCURRED, BOTH APPROVED AND UNAPPROVED


                      POSTPETITION STATUS OF SECURED NOTES, LEASES PAYABLE AND ADEQUATE PROTECTION PAYMENTS

NAME OF CREDITOR                   SCHEDULED MONTHLY                AMOUNTS PAID                  TOTAL UNPAID
                                   PAYMENTS DUE                     DURING MONTH                  POSTPETITION

1.AFCO                             1,502                            1,502                         0
2.Cananwill, Inc.                  10,325                           12,906                        10,325
3.Republic Group                   2,351                            3,522                         3,698
4.
5.
6. TOTAL PAYMENTS TO PROFESSIONALS                                  17,930                        14,023



CASE NAME:  Alford Refrigerated Warehouses, Inc.               ACCRUAL BASIS-7
            ------------------------------------

CASE NUMBER: 01-39776-BJH-11                                   MONTH: May, 2002
            ------------------------------------                     -----------



QUESTIONNAIRE                                                                                                      YES       NO

1. Have any assets been sold or transferred outside the normal course of business this reporting period?                     X
2. Have any funds been disbursed from any account other than a debtor in possession account?                                 X
3. Are any postpetition receivables (accounts, notes, or loans) due from related parties?                                    X
4. Have any payments been made on prepetition liabilities this reporting period?                                   X
5. Have any postpetition loans been received by the debtor from any party?                                                   X
6. Are any postpetition payroll taxes past due?                                                                              X
7. Are any postpetition state or federal income taxes past due?                                                              X
8. Are any postpetition real estate taxes past due?                                                                          X
9. Are any other postpetition taxes past due?                                                                                X
10. Are any amounts owed to postpetition creditors delinquent?                                                               X
11. Have any prepetition taxes been paid during the reporting period?                                                        X
12. Are any wages payments past due?                                                                                         X


If the answer to any of the above questions is "yes," provide a detailed explanation of each item. Attach additional sheets if necessary.


INSURANCE                                                                                                          YES       NO

1. ARE WORKER'S COMPENSATION, GENERAL LIABILITY AND OTHER NECESSARY INSURANCE COVERAGES IN                         X
  EFFECT?
2. ARE ALL PREMIUM PAYMENTS PAID CURRENT?                                                                          X
3. PLEASE ITEMIZE POLICIES BELOW.

If the answer to any of the above questions is "NO," or if any policies have been cancelled or not renewed during this reporting period, provide an explanation below. Attach additional sheets if necessary.


                                                          INSTALLMENT PAYMENTS

TYPE OF POLICY                     CARRIER                           PERIOD COVERED                     PAYMENT AMOUNT AND
                                                                                                        FREQUENCY

Property                           Chubb                             03/22/02-03/22/03                  $170,073 per year
Excess Property                    Westchester/Commonwealth          03/22/02-03/22/03                  $102,359 per year
Boiler & Machinery                 Travelers                         03/22/02-03/22/03                  $10,061 per year
CGL                                Republic                          08/01/01-08/01/02                  $19,912 per year
Commercial Umbrella                Republic                          08/01/01-08/01/02                  $6,329 per year
Worker' Compensation               United National                   09/12/01-09/12/02                  $113,924 per year


Case Name: Alford Refrigerated Warehouses, Inc.                            MOR-7

Case No: 01-39776-BJH-11



4. Payments have been made for insurance financing installments. Payments are detailed on MOR-6.